Exhibit 99.1

FOR IMMEDIATE RELEASE
AUGUST 28, 2020
MEDIA CONTACT:	IR CONTACT:
Karen Fenwick	Kate Robertson
Direct: +44 (0) 1740 608076	Direct: +1 (832) 663-4656

Venator Announces Major Investment from SK Capital Partners

WYNYARD, UK – Venator Materials PLC (NYSE: VNTR) (“Venator”) today announced that funds advised by SK Capital Partners, L.P. have agreed to purchase approximately 42.5 million shares, representing just under 40% of Venator’s outstanding shares, from Huntsman Corporation (NYSE: HUN) for a purchase price of approximately $100 million, including a 30-month option for the sale of Huntsman’s remaining approximate 9.5 million shares it holds at $2.15 per share. The transaction is subject to regulatory approvals and is expected to close near year-end.

Simon Turner, President and CEO of Venator, stated, “I am excited to welcome SK Capital as a major investor in Venator. They have a successful track record of investing in the chemical industry with a focus on long term growth. We appreciate this vote of confidence by Barry Siadat and the SK Capital team in the opportunities ahead for Venator and expected value creation for our shareholders.”

About Venator

Venator is a global manufacturer and marketer of chemical products that comprise a broad range of pigments and additives that bring color and vibrancy to buildings, protect and extend product life, and reduce energy consumption. We market our products globally to a diversified group of industrial customers through two segments: Titanium Dioxide, which consists of our TiO2 business, and Performance Additives, which consists of our functional additives, color pigments, timber treatment and water treatment businesses. We operate 24 facilities, employ approximately 4,000 associates worldwide and sell our products in more than 110 countries.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements represent Venator’s expectations or beliefs concerning future events, and it is possible that the expected results described in this press release will not be achieved. These forward looking statements are subject to risks, uncertainties and other factors, many of which are outside of Venator’s control, that could cause actual results to differ materially from the results discussed in the forward looking statements, including the impacts and duration of the global outbreak of the Coronavirus Disease 2019 pandemic on the global economy and all aspects of our business, including our employees, customers, suppliers, partners, results of operations, financial condition and liquidity, global economic conditions, our ability to maintain sufficient working capital, our ability to access capital markets on favorable terms, our ability to transfer technology and manufacturing capacity from our Pori, Finland manufacturing facility to other sites in our manufacturing network, the costs associated with such transfer and the closure of our Pori facility, our ability to realize financial and operational benefits from our business improvement plans and initiatives, impacts on TiO2 markets and the broader global economy from the imposition of tariffs by the U.S. and other countries, changes in raw material and energy prices, or interruptions in raw materials and energy, industry production capacity and operating rates, the supply demand balance for our products and that of competing products, pricing pressures, technological developments, legal claims by or against us, changes in government regulations, including increased manufacturing, labeling and waste disposal regulations and the classification of TiO2 as a carcinogen in the EU, geopolitical events, cyberattacks and public health crises such as coronavirus.

Any forward looking statement speaks only as of the date on which it is made, and, except as required by law, Venator does not undertake any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Venator to predict all such factors. When considering these forward looking statements, you should keep in mind the risk factors and other cautionary statements in Venator's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted therein could cause its actual results to differ materially from those contained in any forward looking statement.